Exhibit 1.1

EXECUTION VERSION

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

$400,000,000 3.250% Notes due 2027

$300,000,000 4.000% Notes due 2047

TERMS AGREEMENT

Dated: July 31, 2017

To:	ERP Operating Limited Partnership

c/o Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Mark Parrell

Ladies and Gentlemen:

We (the “Representatives”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $400,000,000 aggregate principal amount of 3.250% Notes due 2027 (the “2027 Notes”) and $300,000,000 aggregate principal amount of 4.000% Notes due 2047 (the “2047 Notes” and collectively, the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the “Underwriters”) severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

Underwriter	Aggregate Principal Amount of 2027 Notes to be Purchased	Aggregate Principal Amount of 2047 Notes to be Purchased
Citigroup Global Markets Inc.	$54,000,000	$40,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$54,000,000	$40,500,000
Morgan Stanley & Co. LLC	$54,000,000	$40,500,000
J.P. Morgan Securities LLC	$42,000,000	$31,500,000
Wells Fargo Securities, LLC	$42,000,000	$31,500,000
PNC Capital Markets LLC	$20,000,000	$15,000,000
SunTrust Robinson Humphrey, Inc.	$20,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$20,000,000	$15,000,000
BNY Mellon Capital Markets, LLC	$12,000,000	$9,000,000
Mizuho Securities USA LLC	$12,000,000	$9,000,000
Regions Securities LLC	$12,000,000	$9,000,000
SMBC Nikko Securities America, Inc.	$12,000,000	$9,000,000

BB&T Capital Markets, a division of BB&T Securities, LLC	$10,000,000	$7,500,000
MUFG Securities Americas Inc.	$10,000,000	$7,500,000
TD Securities (USA) LLC	$10,000,000	$7,500,000
Fifth Third Securities, Inc.	$8,000,000	$6,000,000
Samuel A. Ramirez & Company, Inc.	$8,000,000	$6,000,000

Total	$400,000,000	$300,000,000

The Underwritten Securities shall have the following terms:

Title:	3.250% Notes due 2027 (the “2027 Notes”) 4.000% Notes due 2047 (the “2047 Notes”)

Principal Amount to be Issued:	$400,000,000 aggregate principal amount of the 2027 Notes $300,000,000 aggregate principal amount of the 2047 Notes

Currency:	U.S. Dollars

Expected Ratings:	• A3 by Moody’s Investors Service, Inc. • A- by Standard & Poor’s Ratings Services • A- by Fitch Ratings Services

Form:	Registered book-entry form

Price to Public:	99.822% of the principal amount for the 2027 Notes 97.726% of the principal amount for the 2047 Notes

Purchase Price:	99.172% of the principal amount for the 2027 Notes 96.851% of the principal amount for the 2047 Notes

Stated Maturity Date:	August 1, 2027 for the 2027 Notes August 1, 2047 for the 2047 Notes

Interest Rate:	3.250% per annum for the 2027 Notes 4.000% per annum for the 2047 Notes

Interest Payment Date:	Interest on the Underwritten Securities will be payable semi-annually in arrears, on February 1 and August 1 of each year beginning February 1, 2018

Record Dates:	The close of business on the January 15 and July 15 preceding the applicable Interest Payment Date

Redemption:	2027 Notes. Prior to May 1, 2027, ERP may redeem the 2027

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Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2027 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2027 Notes. On or after May 1, 2027, ERP may redeem the 2027 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2027 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2027 Notes held by such persons to be redeemed

2047 Notes. Prior to February 1, 2047, ERP may redeem the 2047 Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2047 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2047 Notes. On or after February 1, 2047, ERP may redeem the 2047 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to 100% of the principal amount of the 2047 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2047 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2047 Notes held by such persons to be redeemed

Reinvestment Rate:	2027 Notes. “Reinvestment Rate” means 0.150% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such

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maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

2047 Notes. “Reinvestment Rate” means 0.200% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

Sinking Fund Requirements:	None

Listing:	None

Delayed Contracts:	Not authorized

Restrictive Covenants:	The covenants set forth in the Indenture, dated as of October 1, 1994, between ERP and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago) (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 9, 2004, between ERP and the Trustee, by the Second Supplemental Indenture, dated as of August 23, 2006, between ERP and the Trustee, by the Third Supplemental Indenture, dated as of June 4, 2007, between ERP and the Trustee, by the Fourth Supplemental Indenture, dated as of December 12, 2011,

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between ERP and the Trustee, and by the Fifth Supplemental Indenture, dated as of February 1, 2016, between ERP and the Trustee (as so amended and as may be further amended and supplemented from time to time, the “Indenture”)

Settlement Date, Time and Place:	Delivery of documents on August 3, 2017, at 10:00 a.m. New York City time at the offices of Morrison & Foerster LLP; 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006-1888; delivery of funds on August 3, 2017, in accordance with DTC procedures for the Underwritten Securities

Address for Notices to Underwriters:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Morgan Stanley & Co. LLC

1585 Broadway, 25th Floor

New York, New York 10036

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” dated July 31, 2017 (the “Standard Underwriting Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean 4:25 p.m. on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as Annexes B-1 and B-2 hereto, (2) the Preliminary Prospectus Supplement dated July 31, 2017, together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Base Prospectus.

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This Agreement supersedes all prior agreements and understandings (whether written or oral) between ERP and the several Underwriters, or any of them, with respect to the offer and sale of the Underwritten Securities.

[SIGNATURE PAGE APPEARS NEXT]

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Please accept this offer no later than 6 p.m. (New York City time) on July 31, 2017, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

Acting on behalf of themselves and the other named Underwriters

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By: EQUITY RESIDENTIAL, not individually but as General Partner

By:	/s/ Mark Parrell
Name:	Mark Parrell
Title:	Executive Vice President and Chief Financial Officer

Annex A

ERP Operating Limited Partnership

Debt Securities

Standard Underwriting Provisions

Annex B-1

Issuer Free Writing Prospectus

PRICING TERM SHEET

3.250% Notes due 2027

Issuer:	ERP Operating Limited Partnership

Security:	3.250% Notes due 2027

Anticipated Ratings*:	A3 by Moody’s Investors Service, Inc. A- by Standard & Poor’s Ratings Services A- by Fitch Ratings Services

Principal Amount Offered:	$400,000,000

Trade Date:	July 31, 2017

Settlement Date:	August 3, 2017 (T+3)

Maturity Date:	August 1, 2027

Coupon:	3.250%

Interest Payment Dates:	Payable semiannually on February 1 and August 1, commencing February 1, 2018

Price to Public:	99.822%

Benchmark Treasury:	2.375% due May 15, 2027

Benchmark Treasury Price and Yield:	100-23+ / 2.291%

Spread to Benchmark Treasury:	+98 basis points

Re-Offer Yield:	3.271%

Make-Whole Call:	Treasury rate plus 15 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after May 1, 2027, the redemption price will not include the Make-Whole Amount.

Net Proceeds:	$396,688,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884A BG7 / US26884ABG76

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:

BNY Mellon Capital Markets, LLC

Mizuho Securities USA LLC

Regions Securities LLC

SMBC Nikko Securities America, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

MUFG Securities Americas Inc.

TD Securities (USA) LLC

Fifth Third Securities, Inc.

Samuel A. Ramirez & Company, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Citigroup Global Markets Inc. at (800) 831-9146 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 or by calling Morgan Stanley & Co. Incorporated at (212) 761-9199.

Annex B-2

Issuer Free Writing Prospectus

PRICING TERM SHEET

4.000% Notes due 2047

Issuer:	ERP Operating Limited Partnership

Security:	4.000% Notes due 2047

Anticipated Ratings*:	A3 by Moody’s Investors Service, Inc. A- by Standard & Poor’s Ratings Services A- by Fitch Ratings Services

Principal Amount Offered:	$300,000,000

Trade Date:	July 31, 2017

Settlement Date:	August 3, 2017 (T+3)

Maturity Date:	August 1, 2047

Coupon:	4.000%

Interest Payment Dates:	Payable semiannually on February 1 and August 1, commencing February 1, 2018

Price to Public:	97.726%

Benchmark Treasury:	3.000% due February 15, 2047

Benchmark Treasury Price and Yield:	101-29 / 2.903%

Spread to Benchmark Treasury:	+123 basis points

Re-Offer Yield:	4.133%

Make-Whole Call:	Treasury rate plus 20 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after February 1, 2047, the redemption price will not include the Make-Whole Amount.

Net Proceeds:	$290,553,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884A BH5 / US26884ABH59

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:

BNY Mellon Capital Markets, LLC

Mizuho Securities USA LLC

Regions Securities LLC

SMBC Nikko Securities America, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

MUFG Securities Americas Inc.

TD Securities (USA) LLC

Fifth Third Securities, Inc.

Samuel A. Ramirez & Company, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Citigroup Global Markets Inc. at (800) 831-9146 or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 or by calling Morgan Stanley & Co. Incorporated at (212) 761-9199.